UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2021

Commission File Number: 1-39804

Exact name of registrant as specified in its charter:

TEXAS PACIFIC LAND CORPORATION

State or other jurisdiction of incorporation or organization:	IRS Employer Identification No.:
Delaware	75-0279735

Address of principal executive offices:

1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201

Registrant’s telephone number, including area code:

214-969-5530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 8.01	Other Events.

On October 29, 2021, Texas Pacific Land Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has determined to postpone the 2021 Annual Meeting of Stockholders (“the 2021 Annual Meeting”) from November 16, 2021 to December 29, 2021. The Board has also fixed the close of business on November 29, 2021 as the new record date for the determination of stockholders entitled to notice of and to vote at the 2021 Annual Meeting or any adjournments thereof.

The Board decided to postpone the 2021 Annual Meeting in order to provide the Company with additional time to review and respond to stockholder proposals that have been received by the Company.

The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 4, 2021 and an Amendment No. 1 to the definitive proxy statement with the SEC on October 22, 2021. The Company will be filing a second amendment to the definitive proxy statement with the SEC, which will contain information regarding the postponement.

The press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated as of October 29, 2021
104	Cover Page Interactive Data File (embedded within the Incline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Dated: October 29, 2021	By:	/s/ Micheal W. Dobbs
Name: Micheal W. Dobbs
Title: SVP, General Counsel and Secretary